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                                                    Arthur Andersen LLP
                                                    33 West Monroe Street
                                                    Chicago, IL 60603-5385
                                                    Telephone  (312) 580 0033
                                                    Facsimile  (312) 507 6748

May 20, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

         We have read the statements made by Orbitz, Inc. (the "Company") in the section "Change in Independent Accountants" of their Registration Statement on Form S-1 (No. 333- ), which we understand will be filed with the Commission, pursuant to Regulation S-K Item 304. We agree with the statements concerning our firm in such Form S-1.

                                                    Very truly yours,



                                                    /s/ Arthur Andersen LLP